UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2010

VERECLOUD, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52882	26-0578268
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6560 South Greenwood Plaza Boulevard
Number 400 Englewood, Colorado	80111
(Address of Principal Executive Offices)	(Zip Code)

(877) 711-6492
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)	Election of a Director

On August 12, 2010, upon approval by Verecloud, Inc. (the "Company") Board of Directors (the "Board"), Phillip Tonge was elected as a member of the Board ("Director").

From November 2007 to December 2009, Mr. Tonge served as President of the North American residential and small commercial businesses of Direct Energy. Prior to that, from July 2004 to November 2007, Mr. Tonge was Direct Energy’s President of US operations and President of Texas operations.  While at Direct Energy, Mr. Tonge was part of the company’s executive and risk management committees.  He was also head of the company’s North American diversity efforts.  Prior to joining Direct Energy, Mr. Tonge was employed with AT&T for over 20 years in two different stints, from 1978 to 1987 and from 1993 to 2003, where he held the positions of Vice President of Consumer Services and President of AT&T Residential Local Services.  Mr. Tonge received a bachelor in arts from the University of Delaware.

(e)	Compensatory Arrangements with Directors

In connection with Mr. Tonge's appointment as a Director, on August 12, 2010, the Company entered into a letter agreement (the "Tonge Agreement") with Mr. Tonge.  Pursuant to the Tonge Agreement, Mr. Tonge will serve as a Director of the Company from August 12, 2010 through the date of the next annual meeting of the Company's stockholders, which is anticipated to be in Fall 2010.  During his term as a Director, Mr. Tonge will receive a quarterly retainer of $2,500.   Furthermore, the Company issued Mr. Tonge a warrant (the "Tonge Warrant") to purchase 200,000 shares of Common Stock at $0.01 per share.  The shares underlying the Tonge Warrant will vest equally over five consecutive quarters commencing on September 30, 2010 with full vesting occurring on September 30, 2011.  In addition, for each subsequent one-year term of service approved on or after the annual stockholders' meeting in Fall of 2011, Mr. Tonge will receive a warrant or similar mechanism ( e.g. non-qualified stock option) to purchase 100,000 shares of Common Stock pursuant to the terms and conditions of an applicable award agreement and other governing documents.  Finally, pursuant to the Tonge Agreement, Mr. Tonge will receive full expense reimbursement for in-person meetings of the board of directors, plus any pre-approved out-of-pocket expenses for any Company business expenses incurred, and will be covered by the Company's director and officer insurance policy.

The foregoing description of the Tonge Agreement and the Tonge Warrant are qualified in their entirety by reference to the complete text of the Tonge Agreement and the Tonge Warrant, which are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits

(d)           Exhibits

Exhibit #	Description	Reference

10.1	Letter Agreement by and between Verecloud, Inc. and Phillip Tonge, dated August 12, 2010	Attached herewith.
10.2	Common Stock Purchase Warrant by Verecloud, Inc., dated August 12, 2010	Attached herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERECLOUD, INC.

Date: August 18, 2010	By:	/s/ John McCawley
John McCawley
Chief Executive Officer

Exhibit Index

Exhibit #	Description	Reference

10.1	Letter Agreement by and between Verecloud, Inc. and Phillip Tonge, dated August 12, 2010	Attached herewith.
10.2	Common Stock Purchase Warrant by Verecloud, Inc., dated August 12, 2010	Attached herewith.